UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 22, 2011, ICF International, Inc. (the “Company”) issued a press release in response to an Associated Press inquiry citing an announcement by the State of Louisiana’s Office of Community Development that it is seeking nearly $10 million from the Company as contractor on the Road Home program from June 2006 through June 2009. Within the release, the Company references its response letter to the State of Louisiana dated September 29, 2011. A copy of the Company’s September 29, 2011 letter to the State of Louisiana is attached hereto as Exhibit 99.1

The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On December 22, 2011, the Company issued a press release in response to an Associated Press inquiry citing an announcement by the State of Louisiana’s Office of Community Development that it is seeking nearly $10 million from the Company as contractor on the Road Home program from June 2006 through June 2009. A copy of the release is attached hereto as Exhibit 99.2.

Item 9.01	Exhibits and Financial Statements

(d)	Exhibits

99.1    Letter to the State of Louisiana, dated September 29, 2011*

99.2    Press Release dated December 22, 2011

*	Exhibits to the letter have been omitted. The Company hereby undertakes to furnish copies supplementally of any of the omitted exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: December 22, 2011	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chief Executive Officer